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                                                                     Exhibit 23

                         [PRICEWATERHOUSECOOPERS LOGO]

                                                           KESSELMAN & KESSELMAN
                                             Certified Public Accountants (Isr.)
                                                  Trade Tower, 25 Hamered Street
                                                           Tel Aviv 68125 Israel
                                              P.O. Box 452 Tel Aviv 61003 Israel
                                                        Telephone +972-3-7954555
                                                        Facsimile +972-3-7954556


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Ophirtech Ltd., we hereby consent to the incorporation of our report dated February 21, 2001 on the financial statements of Ophirtech Ltd. for the period from March 20, 2000 (date of commencement of operations) to December 31, 2000 included in this form 10K, into Ampal-American Israel Corporation's previously filed Registration Statement File No. 333-61895 and No. 333-55970.

                                                /s/ Kesselman & Kesselman
                                             -----------------------------------
                                                  Kesselman & Kesselman
                                             Certified Public Accountants  (Isr)

Tel-Aviv, Israel
March 26, 2001